Exhibit 99.1

 iTalk Inc. Secures $250,000 Debenture with Dutchess Opportunity Fund

Ft. Lauderdale, FL - October 18, 2013 - iTalk Inc. (OTCQB: TALK) (OTCBB: TALK) (“iTalk” or the “Company”), a global provider of advanced communications and mobile broadband services, is pleased to announce that the Company has entered into a financing agreement with Dutchess Opportunity Fund II, LP for a $250,000 debenture (the “Debenture”).  iTalk will utilize proceeds from the Debenture to fund current and future growth strategies, general working capital, and other such purposes as the Company may determine from time to time.  The Debenture can be redeemed by the Company at any time prior to November 30, 2013.

“We are delighted with the new financing arrangement with Dutchess Capital,” said David Levy, CEO of iTalk, Inc. “The additional funding will allow us to push forward with our growth strategies and launch new marketing initiatives designed to increase iTalk brand awareness and potential revenues.”

Douglas Leighton, founder and managing director of Dutchess Capital, added, “We are happy to be working with iTalk and are excited about their cutting edge technologies and application in the high-growth wireless sector.”

For more information please see the iTalk, Inc. 8K filed with the Securities and Exchange Commission on October 18, 2013.

About Dutchess Capital

Dutchess Capital is an investment manager which provides creative financing for promising, growth-stage companies.  Founded in 2000, funds managed by Dutchess have made over $200 million in direct investments in companies throughout North America, Europe and Asia. For almost a decade, Dutchess has been a global leader in Equity Line Facilities (“ELF”) and has transacted in excess of $1.8 billion in such financings.  The ELF is a flexible financing structure by which publicly traded companies can raise capital quickly and more efficiently than most traditional offerings.

About iTalk

iTalk, Inc. (OTCQB: TALK) (OTCBB: TALK) is a publicly traded global provider of advanced communications and mobile broadband services.  The Company utilizes innovative and disruptive technologies, including Voice-over-IP (VoIP), nationwide 3G/4G mobile broadband networks, smartphones, and mobile applications (“apps”) to offer consumers the highest-quality low-cost no-contract alternatives to voice, data, and mobile services from major national carriers.  Through our access to an extensive network, iTalk is able to offer nationwide voice and data coverage to 280 million people in more than 12,900 cities.  iTalk's current and planned products, services, and brands include, RocketVoIP.com, (www.rocketvoip.com), 1-800-GET-VOIP, ITG long distance calling cards, iData 3G/4G Mobile Broadband, iTalk Unlimited Nationwide Talk, and the iTalk iPod Touch Sleeve smartphone adapter.  For further information, visit www.italkmobility.com.

Disclaimer/Safe Harbor: Statements about the Company's future expectations and all other statements in this press release other than historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995.  The Company intends that such forward-looking statements be subject to the safe harbors created thereby.  The above information contains information relating to the Company that is based on the beliefs of the Company and/or its management as well as assumptions made by and information currently available to the Company or its management.  When used in this document, the words "anticipate," "estimate," "expect," "intend," "plans," "projects," and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements.  Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, intended or projected.  In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.  Factors that could cause results to differ include, but are not limited to, successful performance of internal plans, the impact of competitive services and pricing and general economic.

Contact:

iTalk Inc. - Investor Relations Dept.
investor@italkmobility.com
www.italkmobility.com